UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 23, 2015

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report on Form 8-K, the terms “we”, “us” and “our” refer to Hospitality Properties Trust and certain of its subsidiaries, unless otherwise noted.

Item 1.01.  Entry into a Material Definitive Agreement.

On July 23, 2015, our taxable REIT subsidiary entered long term management agreements, or the Management Agreements, with Sonesta International Hotels, Inc., or Sonesta, which we previously announced that we expected to enter in connection with our then pending acquisition of nine extended stay hotels located in eight states.  That acquisition closed on July 23, 2015.  Under the terms of the Management Agreements, the hotels are being rebranded as Sonesta ES Suites® hotels.

The Management Agreements have been added to our Pooling Agreement with Sonesta, or the Pooling Agreement, as a result of which our management agreements with Sonesta for 31 hotels we own will be pooled under that agreement.  The terms of the Management Agreements are substantially the same as those contained in our existing pooled management agreements with Sonesta relating to limited service hotels.  The principal terms of our existing pooled management agreements with Sonesta and the Pooling Agreement are described in Notes 6 and 9 to our Consolidated Financial Statements in Part IV, Item 15 of our Annual Report on Form 10-K for the year ended December 31, 2014, or our Annual Report, and Notes 10 and 11 to our Condensed Consolidated Financial Statements in Part I, Item 1 of our Quarterly Report on Form 10-Q for the quarter ended March 31, 2015, or our March 2015 Quarterly Report, which descriptions are incorporated herein by reference.

Our entering into the Management Agreements and the pooling of those agreements under the Pooling Agreement and the terms thereof, and the rebranding of the hotels to the Sonesta ES Suites® brand were approved by our Independent Trustees.

The foregoing descriptions of the Management Agreements and the Pooling Agreement are not complete and are subject to and qualified in their entirety by reference to the representative form of our existing pooled management agreements with Sonesta relating to limited service hotels, as amended, and to the copy of the Pooling Agreement, which were filed as Exhibits 10.10 and 10.12 to Amendment No. 2 to our Quarterly Report on Form 10-Q/A for the quarter ended June 30, 2012, respectively, and are incorporated herein by reference.

Information Regarding Certain Relationships and Related Person Transactions

The stockholders of Sonesta are Mr. Barry Portnoy and his son, Mr. Adam Portnoy, who are our Managing Trustees, and they also serve as directors of Sonesta.  Messrs. Barry and Adam Portnoy together indirectly own a controlling interest in Reit Management & Research Inc., or RMR Inc.  RMR Inc. is the managing member of Reit Management & Research LLC, or RMR LLC. RMR LLC is our manager.  Messrs. Barry and Adam Portnoy are officers and employees of RMR LLC and are directors and officers of RMR Inc.  Each of our executive officers is also an officer of RMR LLC, including Mr. Ethan Bornstein, who is the son-in-law of Mr. Barry Portnoy and the brother-in-law of Mr. Adam Portnoy.  The president and chief executive officer of Sonesta is an officer of RMR LLC.  Our Independent Trustees also serve as independent directors or independent trustees of other public companies to which RMR LLC provides management services.  Mr. Barry Portnoy serves as a managing director or managing trustee of those companies and Mr. Adam Portnoy serves as a managing trustee of a majority of those companies.  In addition, officers of RMR LLC serve as our officers and as certain officers of those companies.  RMR LLC provides both business and property management services to us under a business management agreement and a property management agreement and provides services to other companies, including Sonesta.  We own an indirect 16.2% economic interest in RMR LLC through our ownership of shares of RMR Inc.

For further information about these and other such relationships and related person transactions, please see our Annual Report, our definitive Proxy Statement for our 2015 Annual Meeting of Shareholders, or our Proxy Statement, our March 2015 Quarterly Report, our Current Report on Form 8-K filed on June 5, 2015, or our June 5 Form 8-K, and our other filings with the Securities and Exchange

Commission, or the SEC, including Note 9 to the Consolidated Financial Statements included in our Annual Report, the sections captioned “Business”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our Annual Report, the section captioned “Related Person Transactions” and the information regarding our Trustees and executive officers in our Proxy Statement, Note 10 to the Condensed Consolidated Financial Statements included in our March 2015 Quarterly Report and the sections captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Related Person Transactions” and “Warning Concerning Forward Looking Statements” of our March 2015 Quarterly Report.  In addition, please see the section captioned “Risk Factors” of our Annual Report for a description of risks that may arise from these transactions and relationships.  Our filings with the SEC, including our Annual Report, our Proxy Statement, our March 2015 Quarterly Report and our June 5 Form 8-K are available at the SEC’s website at www.sec.gov.  Copies of certain of our agreements with these related parties are publicly available as exhibits to our public filings with the SEC and accessible at the SEC’s website.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Date: July 28, 2015